EXHIBIT 99.1

For Investor Inquiries:
York Ragen, Chief Financial Officer
Generac Holdings Inc.

262-506-6064

Generac Acquires Magnum Products Business
Acquisition of leading light tower and mobile generator manufacturer broadens commercial & industrial product offering, expands distribution channels and end markets

WAUKESHA, WISCONSIN, (October 3, 2011) – Generac Holdings Inc. (NYSE: GNRC), a leading designer and manufacturer of back-up power generation products, announced today that one of its subsidiaries has acquired substantially all of the assets and certain liabilities of Magnum Products, LLC and its affiliates (collectively, Magnum Products) for $80 million in cash and a modest earn-out based on future performance of a particular product line currently in development. The execution of a definitive agreement and the closing of the transaction occurred on October 3, 2011.

Headquartered in Berlin, Wisconsin with 330 employees, Magnum Products is a leading manufacturer of high-quality light towers with an estimated 35% market share, and holds a strong and growing share in the mobile generator market.  Its products are sold predominantly to industrial rental yards and government channels. With over 20 years of experience, Magnum Products is a trusted supplier to numerous end markets, including road construction, commercial construction, energy, mining, and the military.  For the twelve months ended June 30, 2011, the Magnum Products business generated unaudited revenues of approximately $108 million and adjusted EBITDA of $14 million.

 “Magnum Products is an excellent strategic fit for our business, bringing new products and incremental revenue opportunities to our commercial and industrial product offering, while also expanding the channels and end markets where we distribute our products,” said Aaron Jagdfeld, President and Chief Executive Officer of Generac. “The acquisition of Magnum Products is directly in line with our long-term “Powering Ahead” strategy as it helps to expand our industrial market share, diversifies our end markets, and helps us grow our business outside of North America. Further, this acquisition allows us to balance our product portfolio as it increases our commercial and industrial product sales mix.”  Jagdfeld continued, “We have been disciplined with the use of our corporate cash having paid down nearly $100 million of debt over the last 12 months.  In this acquisition, we saw an opportunity to use cash on our balance sheet to drive an even stronger return for our shareholders.”

The Magnum Products business was principally owned by Tom Joseph, founder and Chairman of the company. Mr. Joseph will retire from the company following the announced acquisition. Commenting on the transaction, Mr. Joseph stated, “I am very pleased that Magnum Products will become part of a true market leader like Generac.  Both companies do a tremendous job serving their respective end markets and the combination of them will be very powerful.  I see a bright future for Magnum Products and Generac, and expect Magnum’s strong leadership team to execute a seamless transition under Generac’s ownership.”  Magnum Products will continue to operate out of its existing manufacturing facility in Berlin, Wisconsin and Generac intends to maintain the Magnum brand separately, given the company’s strong reputation in the markets that it serves.

Generac expects the transaction to be immediately accretive to earnings in the fourth quarter of 2011, with the opportunity for additional accretion thereafter based on anticipated cost synergies. Based on current assumptions, the acquisition should add approximately $25-$30 million in revenue and $0.03-$0.04 in adjusted earnings per share in the fourth quarter of 2011, excluding approximately $1 million in transaction costs. Future cost synergies are targeted to total approximately $2 million on an annual basis, and are expected to be phased in throughout fiscal 2012.

Jagdfeld concluded, “The Magnum brand is highly regarded by its customers and stands for exceptional quality and customer service. We are very excited about the incremental revenue opportunities that we believe we can achieve through the combined efforts of Magnum’s sales and engineering groups and those of our own. Additionally, we see meaningful opportunities for improved operating performance for the Magnum business by leveraging Generac’s global sourcing and vertical manufacturing capabilities.  Overall, we believe that the cultures and core values of the two organizations fit well together, and we look forward to achieving great things together.”

Conference Call and Webcast

Generac management will hold a conference call at 8:30 a.m. EDT on October 4, 2011 to discuss the Magnum Products acquisition. The conference call can be accessed by dialing (866) 730-5768 (domestic) or +1 (857) 350-1592 (international) and entering passcode 69681163.

The conference call will also be webcast simultaneously on Generac's website (http://www.generac.com), under the Investor Relations link. The webcast link and supporting presentation will be made available on the Company's website prior to the start of the call.

Following the live webcast, a replay will be available on the Company's web site. A telephonic replay will also be available three hours after the call and can be accessed by dialing (888) 286-8010 (domestic) or +1 (617) 801-6888 (international) and entering passcode 85377032. The telephonic replay will be available for 30 days.

About Generac

Since 1959, Generac has been a leading designer and manufacturer of a wide range of backup power generation products serving residential, light commercial and industrial markets. Generac's power systems range in output from 800 watts to 9 megawatts and are available through a broad network of independent dealers, retailers and wholesalers.

About Magnum Products, LLC

Magnum Products, LLC is a supplier of powerful, high quality light towers, mobile generators, trash pumps, water trailers and combination power units for a variety of industries and specialties including construction, energy, mining, government, military, and special events.  The Company’s products have been distributed through international, national and regional equipment rental companies, equipment dealers and construction companies.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Generac Holdings Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give Generac's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Generac believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Generac's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including:

•	demand for Generac products;
•	frequency of major power outages;
•	availability and cost of quality raw materials and key components used in producing Generac products;
•
the possibility that the expected synergies, efficiencies and cost savings of the acquisition of the Magnum Products business will not be realized, or will not be realized within the expected time period;

•	the risk that the Magnum Products business will not be integrated successfully;
•	competitive factors in the industry in which Generac operates;
•	Generac's dependence on its distribution network;
•	Generac's ability to invest in, develop or adapt to changing technologies and manufacturing techniques;
•	Generac's ability to adjust to operating as a public company;
•	loss of key management and employees;
•	increase in liability claims; and
•	changes in environmental, health and safety laws and regulations.

Should one or more of these risks or uncertainties materialize, Generac's actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in Generac's filings with the Securities and Exchange Commission, or SEC.

Any forward-looking statement made by Generac in this press release speaks only as of the date on which it is made.  Generac undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA

The computation of Adjusted EBITDA is based on the definition of EBITDA contained in Generac's credit agreement, dated as of November 10, 2006. Included in Generac’s earnings releases, to supplement the Company's financial results presented in accordance with US GAAP, Generac provides a reconciliation to show the computation of Adjusted EBITDA, taking into account certain charges and gains that were taken during the periods presented.  Transaction costs, amortization of definite-lived intangible assets and the write-up of inventory basis all related to the Magnum Products transaction will be included in the Adjusted EBITDA reconciliation and added back for Adjusted EBITDA purposes.

Adjusted Earnings Per Share

To further supplement Generac's financial results presented in accordance with US GAAP, the Company provides a reconciliation to show the computation of Adjusted Net Income and Adjusted Earnings Per Share in its earnings releases. Adjusted net income is defined as Net income before provision (benefit) for income taxes adjusted for the following items: cash income tax (expense) benefit, amortization of intangible assets, amortization of deferred loan costs related to the Company's debt, intangible impairment charges, and certain non-cash gains. Transaction costs, amortization of definite-lived intangible assets and the write-up of inventory basis all related to the Magnum Products transaction will be included in the Adjusted Net Income reconciliation and added back for Adjusted Net Income purposes.

The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with US GAAP.  Please see our earnings releases and SEC filings for additional discussion of the basis for Generac's reporting of Non-GAAP financial measures.

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 24 hours a day, on-line at: http://www.generac.com.

SOURCE Generac Holdings Inc.